UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2019

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2019, Kevin J. Kilstrom gave notice to Antero Resources Corporation (“Antero Resources”) and Antero Midstream Corporation (“Antero Midstream”) of his intent to retire as Senior Vice President of Production of each company.  Mr. Kilstrom’s resignation will take effect on August 16, 2019.  Commenting on Mr. Kilstrom’s retirement, Paul M. Rady, Chairman and Chief Executive Officer of Antero Resources and Antero Midstream, commented, “I would like to thank Kevin for his outstanding dedication and many contributions to Antero’s success.  After more than a decade of service to the Antero family of companies, we wish Kevin and his family all the best in retirement.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: June 3, 2019

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